Exhibit 99.1

Cherokee Inc.	Addo Communications, Inc.
5990 Sepulveda Blvd., Suite 600	2120 Colorado Ave., Suite 160
Sherman Oaks, CA 91411	Santa Monica, CA 90404
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, Chief Financial Officer	Contact: Andrew Greenebaum/Kimberly Esterkin

For Immediate Release:

Cherokee Inc. Reports Second Quarter 2013 Financial Results

SHERMAN OAKS, CA (September 6, 2012) — Cherokee Inc. (NASDAQ: CHKE), a global brand management company, today reported financial results for the second quarter ended July 28, 2012.

Net revenues were $6.3 million for the quarter, down from $6.7 million in the prior-year period.  SG&A expenses for the second quarter totaled $3.64 million, a decrease from $3.95 million in the second quarter of Fiscal 2012.  Net income for the second quarter was $1.6 million, or $0.19 per diluted share, compared with $1.7 million, or $0.20 per diluted share, in the prior-year period.

“The first half of Fiscal 2013 has been very productive for the Cherokee Group, marked by further global expansion, additional product category extensions and the continued development and execution of our long-term strategic growth plan,” said Cherokee Group Chief Executive Officer Henry Stupp.  “Revenue growth in the first half of the year was well diversified geographically, with nearly all of our retail partners posting solid year-over-year increases in royalty revenues in most of the over 40 countries where Cherokee branded products are sold.  In addition, to further drive the global growth of the business, we are thrilled to announce the acquisition of the Liz Lange and Completely Me brands and welcome Liz’s maternity collection into our strong brand portfolio.”

Mr. Stupp continued, “Throughout the quarter, Cherokee’s management team traveled around the globe to meet with key partners and support our 360 degree brand management approach.  In fact, I just returned from meetings at Tesco’s London headquarters and look forward to the re-launch of Cherokee men’s, women’s, girls’ and boys’ clothing at Tesco in spring 2013.  We are also very proud of the growth we saw this past quarter in Asia, Latin America, and of course, domestically, with our largest retail partner, Target.  This positive progress with Target has continued into the third quarter.”

Mr. Stupp concluded, “We expect the second half of Fiscal 2013 will continue to show encouraging developments for the Cherokee Group.  Through the execution of our strategic plan, we look forward to continuing to generate unique, high-quality products, to increase our global distribution and to expand our brand portfolio to deliver strong returns for our shareholders.”

Subsequent Events

Today, September 6, 2012, the Cherokee Group announced that it has acquired the Liz Lange Maternity® and Completely Me® brands for an aggregate purchase price of up to $14 million, inclusive of performance based earn-outs.

Mr. Stupp noted, “On top of the strong strategic rationale, the economics of the transaction are equally compelling. We expect the transaction to prove immediately accretive and deliver positive free cash flow.

Longer term, we see the opportunity to deliver accelerated top-line growth through enhanced merchandising and marketing initiatives as well as expanded distribution worldwide.”

In connection with the transaction, the Cherokee Group arranged a term loan with JPMorgan Chase Bank to provide financing for the acquisition.

At August 31, 2012, the Company had cash and cash equivalents of approximately $3.2 million, down from $7.4 million at January 28, 2012 due to pre-payment of all outstanding principal and interest on both the Company’s four-year facility and two-year facility with U.S. Bank on June 5, 2012.

“We’re pleased that our strong balance sheet and cash flow enable us to grow and continue to diversify our business,” added Mr. Stupp. “As previously discussed, Cherokee is committed to strategic capital allocation and leveraging all available tools to maximize return for our shareholders. Given our current forecasting, management expects that it will recommend next quarter a future dividend of $0.10 per share for the third quarter of Fiscal 2013 to the Board of Directors.”

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET.  To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time and use conference ID: 398787. The earnings call and accompanying slides will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.thecherokeegroup.com. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available beginning September 6, 2012 at 4:30 p.m. PT / 7:30 p.m. ET, through September 20, 2012, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 398787.

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of Fashion and Lifestyle brands it owns and represents in multiple consumer product categories and sectors around the world. The Company has license agreements with premier retailers and manufacturers covering over 40 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding anticipated financial performance of the acquired brands and future dividend payments) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Sideout , Carole Little, Liz Lange, and Completely Me branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel.   The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2012, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

	July 28, 2012	January 28, 2012
Assets
Current assets:
Cash and cash equivalents	$2,089,000	$7,421,000
Receivables	5,963,000	5,320,000
Income taxes receivable	475,000	672,000
Prepaid expenses and other current assets	217,000	152,000
Deferred tax asset	101,000	100,000
Total current assets	8,845,000	13,665,000
Deferred tax asset	1,223,000	1,230,000
Property and equipment, net	937,000	733,000
Trademarks, net	5,075,000	5,596,000
Other assets	204,000	—
Total assets	$16,284,000	$21,224,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,571,000	$850,000
Deferred Revenue — Current	100,000	320,000
Accrued compensation payable	124,000	268,000
Income taxes payable	1,119,000	—
Accrued dividends	1,679,000	1,677,000
Deferred tax liability — current	38,000	38,000
Short term debt	—	500,000
Total current liabilities	4,631,000	3,653,000
Long term liabilities:
Deferred Revenue — Non-Current	125,000	382,000
Long term debt	—	6,438,000
Total liabilities	4,756,000	10,473,000
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,394,667 issued and outstanding at July 28, 2012 and 8,387,167 issued and outstanding at January 28, 2012	167,000	167,000
Additional paid-in capital	19,726,000	19,271,000
Retained earnings (deficit)	(8,365,000)	(8,687,000)
Total stockholders’ equity	11,528,000	10,751,000
Total liabilities and stockholders’ equity	$16,284,000	$21,224,000

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three months ended		Six months ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011

Royalty revenues	$6,306,000	$6,658,000	$13,821,000	$13,602,000
Selling, general and administrative expenses	3,644,000	3,954,000	7,799,000	7,258,000

Operating income	2,662,000	2,704,000	6,022,000	6,344,000

Other income:
Interest expense	(23,000)	(68,000)	(73,000)	(134,000)
Investment and interest income	—	2,000	12,000	22,000

Total other income	(23,000)	(66,000)	(61,000)	(112,000)

Income before income taxes	2,639,000	2,638,000	5,961,000	6,232,000
Income tax provision	1,031,000	966,000	2,282,000	1,309,000

Net income	$1,608,000	$1,672,000	$3,679,000	$4,923,000

Basic earnings per share	$0.19	$0.20	$0.44	$0.58

Diluted earnings per share	$0.19	$0. 20	$0.44	$0.58

Weighted average shares outstanding
Basic	8,390,417	8,504,247	8,388,791	8,501,867

Diluted	8,405,788	8,534,518	8,396,338	8,528,301